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                                                             LINDLEY S. BRANSON
                                                             612 343-2827


                                     May 7, 1997
                                                                    EXHIBIT 5.1


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

    RE:  RENAISSANCE ENTERTAINMENT CORPORATION
         REGISTRATION STATEMENT ON FORM S-1

Dear Sir or Madam:

    We are securities counsel for Renaissance Entertainment Corporation, a Colorado corporation (the "Company") in connection with the filing with the Commission of a Registration Statement on Form S-1 (the "Registration Statement") for the registration of 356,350 shares of the common stock of the Company, $.03 par value ("Common Stock"), 350,000 of such shares issuable upon conversion of certain outstanding Convertible Secured Notes (the "Notes") and 6,350 of such shares currently outstanding.

    We are admitted to practice only in the State of Minnesota and have examined and are familiar with such documents and corporate records of the Company as we have deemed necessary and appropriate for the purpose of rendering the following opinion. Based on the foregoing, we are of the opinion that the 6,350 shares of previously issued Common Stock are, and the 350,000 shares will be when issued upon conversion of the Notes as described in the Registration Statement, validly issued, fully paid and nonassessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and Prospectus.

                                            Very truly yours,

                                            GRAY, PLANT, MOOTY,
                                             MOOTY & BENNETT, P.A.


                                            By  /s/ Lindley S. Branson
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                                                Lindley S. Branson
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